UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) February 15, 2011


                             NETCO INVESTMENTS, INC.
             (Exact name of registrant as specified in its charter)

           Texas                       0-54358                   76-0270330
(State or other jurisdiction         (Commission                (IRS Employer
     of incorporation)               File Number)            Identification No.)

2295 Corporate Boulevard, N.W., Suite 131, Boca Raton, FL          33431
     (Address of principal executive offices)                    (Zip Code)

        Registrant's telephone number, including area code 561-705-4863 not applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     On April 12, 2011, Netco issued 100,000 shares of its common stock to Small Cap VOICE.com, Inc. in consideration of $200,000 (100,000 x $2.00)

     On April 15, 2011, Netco issued 100,000 shares of its common stock to John Dubrule in consideration of $1000.00 (100,000 x $0.01)

     On April 15, 2011, Netco issued 50,000 shares of its common stock to George Hawes in consideration of $500 (50,000 x $0.01).

     On May 3, 2011, Netco's subsidiary, Private Equity Group, Inc., entered into agreement with Steven Pizzuti. Under the terms of that agreement, Mr. Pizzuti will serve as president of the subsidiary. The agreement is for a two-year term. Netco issued to Mr. Pizzuti as a sign-on bonus 1,088,978 shares of its common stock valued at $1,306,733. (1088978 x $1.20) Mr. Pizzuti agreed to certain restrictive covenants as part of the agreement.

     On May 5, 2011 Netco required all of the outstanding capital stock of Wallstreet411 Private Equity Group, Inc. in exchange 8,193,476 shares of common stock of Netco common stock. Wallstreet411 Private Equity Group, Inc owns the Evaluvest P4 stock analysis system which enables investors to compete with the investment professionals on Wall Street by giving them access to the Four Factors affecting stock price movement. These Four Factors are Sector and Industries, Stock Momentum, Technical Trends, and Market Conditions. These Four Factors combine to form the Power behind the P4. The P stands for Power and the 4 represents the Four Factors. The Evaluvest P4 incorporates proprietary algorithms designed and tested by investment professionals for the last 15 years in up, down, and sideways markets. With these algorithms the Evaluvest P4 system is able to identify the stocks in the sectors with the greatest Alpha power (potential for excess return). The Evaluvest P4 system will greatly reduce your probability for failure by narrowing down a universe of 6,900 stocks to a few portfolios of 25 stocks or less. The stocks in these "Power" portfolios possess the best quantitive and technical ranks in the market and the greatest Alpha Power.

     The exchange of shares with shareholders of Wallstreet411 Private Equity Group, representing all of the shareholders of that company, and the acquisition was valued at $9,832,171 (8,193.476 x $1.20).

     On May 31, 2011, Netco acquired 24.5% of the issued and outstanding capital stock of Merrimac Corporate Securities Inc., a registered broker-dealer, in exchange for 910,386 shares of Netco's common stock valued at $1,229,021.10 (910,386 X $1.35)

     On June 21, 2011, Netco issued 100,000 shares of its common stock to Applied Numerics & Logistics Inc. in consideration of services supplied to Evaluvest P4 to the value of $130,000 (100,000 x $1.30)

     On June 21 2011, Netco issued 56,000 shares of its common stock to Orchard Island Capital Partners LLP in consideration of accounting and taxation services provided to Wall Street 411 PEG Inc valued at $72,800.00 (56,000 x 1.30)

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     Each of the issuances of the above shares of common stock by Netco were exempt pursuant to Section 4(2) of the Securities Act of 1933 to individuals and parties who were accredited and sophisticated investors, who had access to material information relating to Netco and agreed to acquire such shares for investment and not with a view to the distribution of such shares as received.

     On May 22, 1011, Netco subsidiary, Wallstreet411, entered into an exclusive product licensing agreement with Evaluvest LLC (a Florida LLC) pursuant to which Wallstreet411 obtained an exclusive license to Evaluvest software as here described:

     The Evaluvest P4 stock analysis system which enables investors to compete with the investment professionals on Wall Street by giving them access to the Four Factors affecting stock price movement. These Four Factors are Sector and Industries, Stock Momentum, Technical Trends, and Market Conditions. These Four Factors combine to form the Power behind the P4. The P stands for Power and the 4 represents the Four Factors. The Evaluvest P4 incorporates proprietary algorithms designed and tested by investment professionals for the last 15 years in up, down, and sideways markets. With these algorithms the Evaluvest P4 system is able to identify the stocks in the sectors with the greatest Alpha power (potential for excess return). The Evaluvest P4 system will greatly reduce your probability for failure by narrowing down a universe of 6,900 stocks to a few portfolios of 25 stocks or less. The stocks in these "Power" portfolios possess the best quantitive and technical ranks in the market and the greatest Alpha Power.

     The license is an exclusive license but may be terminated by Evaluvest upon 90 days prior written notice upon failure of performance by Wallstreet411. A royalty equal to 30% of all gross sales is payable to Stephen Pizzuti/ Founder entity under the terms of the agreement.

     On June 13, 2011, Netco entered into a prepaid debit/ATM card management agreement with Card Platforms, LLC ("CP") pursuant to which Card Platforms & Netco will jointly develop, engineer, market and implement programs that offer consumers a mechanism for making purchases and payments electronically. The CP/NETCO cash flow is split 50/50 for 100% of expenses and revenues.

     Card Platforms specializes in the design, launch, marketing, and ongoing support for pre-paid reloadable (Visa and MasterCard) debit card programs globally. Our mission is to create a VIRTUAL BANKING relationship for millions of people around the world, improve their money management habits, and revolutionize their payment and purchasing powers. CP creates, designs, and executes various co-branded prepaid reloadable debit card programs through the use of a state of the art issuing platform, mobile technology, and media partnerships. CP is a registered Visa and MasterCard ISO (independent sales organization). CP has a close partnership with its card processor, Denarii Systems LLC; a Miami based leader in card issuing and program management technology. CP will employ the Denarii issuing platform accompanied by a 1st in class mobile campaign platform provided by 3Cinteractive. The two platforms will be integrated providing CP with state of the art engagement technology. Consumer service expertise is provided by West Corporation, one of the world's largest and most experienced providers of telecommunications-based Customer Care solutions, featuring best-in-class technology for telemarketing services to support our clients' transactions no matter where they take place, from the telephone to the PC.

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
     The CP mobile technology and card issuing platforms are a combination of state-of-the-art platforms providing financial services combined with follow-on engagement marketing. The CP/NETCO JV "PAY BY MOBILE" prepaid reloadable debit cards provide branding real estate, and a co-brand that easily communicates to prospective members that they can transact from their phones. The transaction or financial services provided are activated and controlled by mobile applications and tied into a sophisticated on line platform. Pay bills, track expense, send money home, transfer money card-to card, or account to card. These are just a few of the action items that the CP technology platforms can accomplish, anytime, anywhere, with confidence in compliance and security. Loading funds is easy with 50,000 load centers in the US alone. The technology is in place to easily load a card with a paycheck. Direct deposit is FREE, eliminating the dangers and traumas of cash. The CP mobile suite of features includes SMS (text) commands for balance inquiry, transferring money, sending money home etc. SMS TEXT Messaging to members will provide additional benefits, instant non-intrusive communication promoting a strong engagement between card members and branded card program sponsors. Card features and services are accessed through SMS, Java, and WAP applications. Finally the CP PBM platform will also provide a robust Rewards or Loyalty suite. Building out a storefront for clients or creating a loyalty points promotion is simple using PBM. No other debit card has such a robust digital store front, and Loyalty Rewards monitoring program.

     The term of the agreement is for a five-year initial term subject to renewal terms as determined by the parties. The agreement may be terminated by Card Platforms upon failure of Netco to fulfill its terms of the agreement.

ITEM 8.01 OTHER EVENTS.

     On February 15, 2011, Netco appointed Harris F. Rattray CPA as its independent registered public accountant. That firm did not replace any prior accounting firm. Harris F. Rattray CPA audited the financial statements of Netco for the years ended December 31, 2010 and 2009 and cumulative from inception, December 18, 1988 to December 31, 2010.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NETCO INVESTMENTS, INC.


Date: July 27, 2011                    By: /s/ Gary Freeman
                                           -------------------------------------
                                           Gary Freeman
                                           Chief Executive Officer and President


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